EXHIBIT 1

PROSPECTUS SUPPLEMENT                       Filed Pursuant to Rule No. 524(b)(3)
(To Prospectus dated March 12, 2004)                REGISTRATION NO.  333-63924




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                         300,000,000 Depositary Receipts
                          CP HOLDRSsm Deposit Facility



         This prospectus supplement supplements information contained in the prospectus dated March 12, 2004, relating to the sale of up to 300,000,000 depositary receipts by the CP HOLDRSsm Deposit Facility.

         The name, ticker symbol, share amounts and primary trading market of each company represented by a round-lot of 100 CP HOLDRS is as follows:

                                                                        Primary
                                                               Share    Trading
                        Name of Company             Ticker    Amounts   Market
         ---------------------------------------   --------  --------- ---------
         EnCana Corporation                          ECA       68.4      NYSE
         Fording Canadian Coal Trust                 FDG       16.6      NYSE
         CP Ships Limited                            TEU        25       NYSE
         Canadian Pacific Railway Company             CP        50       NYSE
         Fairmont Hotels and Resorts Inc.            FHR        25       NYSE


         The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

            The date of this prospectus supplement is March 31, 2004.





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